Community Trust Bancorp, Inc.

2004 Shareholders' Meeting

April 27, 2004

CAUTIONARY STATEMENT

Information provided herein by the Corporation contains "forward-looking" information. The Corporation cautions that any forward-looking statements made by the Corporation are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to the Corporation's 2003 Annual Report on Form 10-K Part I, Item 1. for additional information.

CTBI Meets the Challenges Of 2003

What were the challenges?

- Attaining our goal of a 12% increase in earnings and EPS
- Increasing noninterest income to 1.15% of average assets
- Improving operational efficiency to 55.875%
- Improving asset quality
- Achieving loan and deposit growth of 10% and 2.5%
- Improving shareholder value
- Expanding our banking franchise

CTBI Meets the Challenges Of 2003

What contributed to the challenges?

- Historically low interest rates
- Pressure on net interest margin
- High level of liquidity
- Weak loan demand during first two quarters
- Low yielding investment options
- Competitive operating environment

CTBI Meets the Challenges Of 2003

How did we meet these challenges?

- Record earnings of $28.9 million, a 4.7% increase
- Increased EPS to $2.14 from $2.01, a 6.5% increase
- 30.2% increase in noninterest income
  - 1.46% of average assets
- Efficiency ratio of 59.2% at year-end
- Nonperforming loans improved 25.7% and nonperforming assets improved 8.0% from prior year

CTBI Meets the Challenges Of 2003

- Did not attain goal for internal growth in assets, loans, and deposits
- 6.7% increase in book value per share while shareholders' equity increased 5.7%
- Stock repurchase program accretive to shareholder value
- Continued the implementation of our strategic plan focused on expansion of our "community bank" franchise
  - Opened additional branch in Lexington

Shareholder Value

Dividends Per Share



$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.59
$0.62
$0.67
$0.71
$0.82
$0.92
1999
2000
2001
2002
2003
2004

2004 data is stated corporate goal

Dividends Per Share

- 23 consecutive years of increased cash dividends
- Cash dividends per share have increased on average greater than 8% per year during the last 5 years
- 2003 cash dividends were increased by 15%
- December 31, 2003 cash dividend yield of 3.05%
- 10% stock dividend on December 15, 2003
  - 2nd consecutive year
- The Company did not adjust its cash dividend with the 2003 stock dividend

Shareholders' Equity



(In Millions)
$240
$220
$200
$180
$160
$140
$172.4
$181.9
$191.6
$209.4
$221.4
$237.0
1999
2000
2001
2002
2003
2004

2004 data is stated corporate goal

Shareholders' Equity

- Shareholders' equity has increased 28.4% since 1999, an average of 6.5% per year
- Our corporate goal for growth in shareholders' equity for 2004 is 7%…increasing equity in our Company to $237 million

Total Market Capitalization



(In Millions)
$500
$400
$300
$200
$100
$220.9
$174.0
$271.4
$310.5
$406.5
$443.5
1999
2000
2001
2002
2003
2004

- All data is as of year-end except 2004 which is based upon stock price of $33.00 at March 31, 2004

Comparison of 5 Year Cumulative Total Return

among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks



$300
$200
$100
$0
1998
1999
2000
2001
2002
2003
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S.)
NASDAQ Bank Stocks

- Market price of stock increased 32.1% from $22.86 at December 31, 2002 to $30.20 at December 31, 2003
- An investment in CTBI on December 31, 1998 would have outperformed both the NASDAQ composite and the NASDAQ bank stock at December 31, 2003

Comparison to Russell 2000 Index *of small cap companies*


Return to Investors
December 31, 2003
10-Year
5-Year
3-Year
1-Year
8.71%
9.48%
17.73%
7.13%
39.48%
6.27%
36.40%
47.25%
0%
10%
20%
30%
40%
50%
Russell 2000
CTBI

- 3-, 5-, and 10-year total returns annualized

Earnings Review

Total Revenue



(In Millions)
$150
$120
$90
$60
$30
$0
$104.8
$103.8
$106.9
$117.2
$121.0
$131.7
$21.0
$19.5
$23.8
$27.9
$36.4
$36.6
1999
2000
2001
2002
2003
2004
Noninterest Revenue
Net Interest Revenue

2004 data is stated corporate goal

Total Revenue

- Total revenue increased an average of 3.7% per year during the last 5 years
  - 3.2% increase in 2003
- Noninterest revenue as a percent of total revenue for the year was 30.1%, an increase over prior year's 23.8%

Net Income



(In Millions)
$35
$30
$25
$20
$15
$10
$21.8
$22.3
$22.3
$27.6
$28.9
$30.5
1999
2000
2001
2002
2003
2004

2004 data is stated corporate goal

Net Income

2003 in Review

- Net income of $28.9 million was an increase of 4.7% over prior year
- Basic earnings per share of $2.14 for the year
  - Fifth consecutive year of increased EPS
- Net interest margin improved 5 basis points from 2002
- Income tax for the Company reduced by $350 thousand from New Markets Tax Credit

Earnings Per Share


$2.30
$1.90
$1.50
$1.10
$0.70
$1.48
$1.55
$1.60
$2.01
$2.14
$2.27
1999
2000
2001
2002
2003
2004

2004 data is stated corporate goal

Earnings Per Share

- Earnings per share increased 6.5% in 2003
- Cumulative earnings per share growth is 15.39% during the last ten years
- Repurchased 214,244 shares of stock during the year at an average price of $23.74, increasing EPS by $0.03 or 1.4%
- 2003 securities gains positively impacted EPS by $0.14 per share or 7%
- Our corporate goal for 2004 earnings per share is $2.27…a 6.1% increase from the $2.14 earned in 2003

Balance Sheet Review

Total Assets



(In Millions)
$2,600
$2,400
$2,200
$2,000
$2,176
$2,264
$2,504
$2,488
$2,474
$2,570
1999
2000
2001
2002
2003
2004

- Our corporate goal is to increase the total assets of the Company to $2.570 billion by year-end 2004…a 3.9% internal rate of growth, not including any acquisitions

2004 data is stated corporate goal

Total Loans


(In Millions)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,619
$1,694
$1,710
$1,635
$1,736
$1,909
1999
2000
2001
2002
2003
2004

- Our loan growth goal for 2004 is to increase total loans to $1.909 billion from $1.736 billion, a 10% increase

2004 data is stated corporate goal

Net Charge-Offs
as a % of average loans



0.70%
0.60%
0.50%
0.40%
0.30%
0.65%
0.51%
0.65%
0.63%
0.48%
1999
2000
2001
2002
2003

- Net charge-offs declined 24% during the year
- Continuing focus on asset quality during rebounding economic conditions

Nonperforming Loans
as a % of total loans


2.00%
1.60%
1.20%
0.80%
1.14%
1.54%
1.97%
1.39%
0.97%
1999
2000
2001
2002
2003

- Nonperforming loans of $16.9 million was a 25.7% decrease from 2002

Loan Loss Reserve

as a % of net loans


1.75%
1.50%
1.25%
1.00%
1.55%
1.53%
1.38%
1.42%
1.42%
1.42%
1999
2000
2001
2002
2003
2004

2004 data is stated corporate goal

Total Deposits
(including repurchase agreements)



(In Millions)
$2,300
$2,100
$1,900
$1,700
$1,500
$1,913
$1,984
$2,213
$2,179
$2,164
$2,239
1999
2000
2001
2002
2003
2004

2004 data is stated corporate goal

Total Deposits
(including repurchase agreements)

- Total deposits, including repurchase agreements, have grown 17% during the last five years, primarily attributable to acquisitions
- Deposits have declined slightly during the last 2 years (≅2%)
- Long-term minimum targeted internal growth in deposits is an average of 2.5% per year
- Our corporate goal for deposits, including repurchase agreements, is $2.239 billion at December 31, 2004, a 3.5% growth, not including acquisitions

1st Quarter 2004 Review

Net Income



(In Thousands)
$7,500
$6,500
$5,500
$4,500
$3,500
$5,119
$5,242
$6,322
$6,993
$7,280
Mar-00
Mar-01
Mar-02
Mar-03
Mar-04
For the Quarter Ended

Net Income

- Net income exceeds same quarter 2003 by $0.3 million
- Net interest income increased $2.2 million
- Net interest margin increased 35 basis points
- Provision expense increased $0.6 million, primarily to support loan growth
- Interest expense decreased $3.5 million
- Reallocated funds into loans

Noninterest Income


(In Thousands)
$11,000
$9,000
$7,000
$5,000
$8,546
$9,585
$10,093
$8,148
$8,015
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04

Noninterest Income

- Noninterest revenue of $8.0 million, a 6.2% decrease
- 1st quarter 2003 included securities gains of $1.0 million
- $1.1 million decrease in gains on sale of loans
- $0.2 million increase in charge to valuation reserve for capitalized mortgage servicing rights
- Deposit service charges increased $0.4 million
- Other noninterest income increased $1.2 million, including $0.8 million due to valuation adjustment of loans acquired with Citizens National Bank of Hazard

Noninterest Expense



(In Thousands)
$19,000
$18,000
$17,000
$16,000
$15,000
$17,611
$16,764
$18,111
$18,249
$18,194
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04

Noninterest Expense

- Noninterest expense of $18.2 million, a 3.3% increase
- Increase of $0.6 million in personnel expense
  - Filling of budgeted key positions
  - Annual merit increases

Total Loans



(In Millions)
$1,800
$1,700
$1,600
$1,500
$1,625
$1,640
$1,682
$1,736
$1,770
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04

Total Loans

- Loan portfolio grew $144.9 million or 9% from prior year
  - Growth occurred in all three loan categories
- Asset quality and quality loan growth continue to be two of our most significant priorities

Total Deposits
(including repurchase agreements)



(In Millions)
$2,200
$2,150
$2,100
$2,050
$2,000
$2,159
$2,189
$2,172
$2,164
$2,143
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04

Total Deposits
(including repurchase agreements)

- Total deposits and repurchase agreements represent a 0.7% decline from prior year
- Market competition remains strong
- Retention of core deposits a primary focus for the future
- Goal is to grow deposit base while managing net interest margin

Nonperforming Loans
as a % of total loans



2.00%
1.50%
1.00%
0.50%
1.57%
1.47%
1.48%
0.97%
1.01%
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04

- Significant decrease to same period last year attributable to our continuing focus on asset quality during this rebounding economy

Efficiency Ratio



62.00%
60.00%
58.00%
56.00%
54.00%
61.81%
56.95%
58.84%
59.18%
58.53%
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04

Efficiency Ratio

- Net interest income $2.2 million above last year
- Interest income decreased 4.2%
- Interest expense decreased 29%
- Decrease in noninterest income
- Increase in noninterest expense
- Continued improvement in our efficiency ratio is anticipated throughout the year

2004 Goals

2004 Performance Goals

Net Income	$ 30.5 million
Earnings Per Share	$ 2.27
Loan Growth	$ 173 million
Deposit Growth	$ 68 million
Total Asset Growth	$ 96 million
Efficiency	57.54%

- Our corporate goal for net income for 2004 is $30.5 million…a 5.6% increase in net income from 2003
- Our corporate goal for earnings per share is $2.27, an increase of 6.1% from 2003

2004 Performance Goals

Major impacts on 2004 goal:

- Loan growth
- Net interest margin
- Noninterest income
- Asset quality
- Profitable deposit growth

2004 Opportunities

How we plan to meet 2004 corporate goals:

- Focus on loan growth
- Formation of a mortgage brokerage division
- Increase SBA and USDA government guaranteed lending
- Increase full service brokerage fee income
- Focus on growth of our trust company
- Focus on asset quality

2004 Opportunities

- Improve operational efficiencies
- Internal growth and expansion
- 2004 branch expansion
  - Frankfort branch opened in 1st quarter
  - London and Lexington branches scheduled to open in 4th quarter
- Continue stock repurchase program

Shareholders:

Your management views challenges as opportunities, and 2004 presents us with many opportunities as we work to attain the performance goals established for 2004. We appreciate the support that you, our shareholders, provide by referring your friends and neighbors to do business with your bank.